Exhibit 99.1


NEWS RELEASE



                    Comdisco Announces Fiscal First Quarter
                               Financial Results


Rosemont, IL- February 17, 2004--Comdisco Holding Company, Inc. (OTC: CDCO) today reported financial results for its fiscal first quarter ended December 31, 2003. Comdisco emerged from Chapter 11 on August 12, 2002. Under its Plan of Reorganization (the "Plan"), Comdisco's business purpose is limited to the orderly runoff or sale of its remaining assets.

Comdisco Holding Company, Inc. also announced that today it filed with the bankruptcy court a motion for an order in furtherance of the Plan seeking authority to appoint a disbursing agent, prior to August 12, 2004, to fulfill the roles of the Board of Directors and executive officers of the company, to file a certificate of dissolution and to take such other measures as are necessary to complete the administration of the reorganized debtors' Plan and chapter 11 cases. The motion contains estimated ranges of future amounts to be distributed to holders of the company's common stock and contingent distribution rights. The company will furnish the motion to the SEC with a Current Report on Form 8-K pursuant to Item 9.

Operating Results: For the three months ended December 31, 2003, Comdisco Holding Company, Inc. reported net earnings of approximately $14 million, or $3.29 per common share (basic and diluted). The company's total assets decreased by 20 percent to $297 million as of December 31, 2003 from $373 million as of September 30, 2003. The $297 million of total assets as of December 31, 2003 includes $131 million of cash. Total revenue decreased by 52 percent to $46 million and net cash flow from operations decreased by 89 percent to $48 million, in the quarter ended December 31, 2003 compared to the quarter ended December 31, 2002. The company expects its total assets, total revenue and net cash flow from operations to continue to decrease until the wind-down of its operations is complete. The per share results for Comdisco Holding Company, Inc. are based on approximately 4.2 million shares of common stock outstanding as of December 31, 2003.

As a result of bankruptcy restructuring transactions, adoption of fresh-start reporting and multiple asset sales, Comdisco Holding Company, Inc.'s financial results are not comparable to those of its predecessor company, Comdisco, Inc. Please refer to the company's quarterly report on Form 10-Q filed on February 17, 2004 for complete financial statements.


About Comdisco
--------------
Comdisco emerged from chapter 11 bankruptcy proceedings on August 12, 2002. The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money in an orderly manner the remaining assets of the corporation. Pursuant to Comdisco's plan of reorganization and restrictions contained in its certificate of incorporation, Comdisco is specifically prohibited from engaging in any business activities inconsistent with its limited business purpose. Accordingly, within the next few years, it is anticipated that Comdisco will have reduced all of its assets to cash and made distributions of all available cash to holders of its common stock and contingent distribution rights in the manner and priorities set forth in the Plan. At that point, the company will cease operations and no further distributions will be made.


Safe Harbor
-----------
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-K for the fiscal year ended September 30, 2003 and Form 10-Q for the fiscal quarter ended December 31, 2003. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.



Contacts:
--------
Comdisco:
Mary Moster
847-518-5147
mcmoster@comdisco.com